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Exhibit 21.1

A & B II, INC.

        The following entities will be subsidiaries of the registrant following completion of the separation described in the registration statement:

Name of Subsidiary	State or Other Jurisdiction Under Which Organized
Alexander & Baldwin, LLC	Hawaii
Subsidiaries:
A & B Properties, Inc.	Hawaii
Subsidiaries:
A&B Airport Hotel LLC	Hawaii
A&B Alakea LLC	Hawaii
A&B Deer Valley LLC	Delaware
A&B Gateway LLC	Hawaii
A&B Guam LLC	Hawaii
A&B Hokua LLC	Hawaii
A&B Issaquah LLC	Hawaii
A&B Ka Milo LLC	Hawaii
A&B Kakaako LLC	Hawaii
A&B Kane LLC	Hawaii
A&B Lanihau LLC	Hawaii
A&B Little Cottonwood LLC	Utah
A&B Lot 100 LLC	Hawaii
A&B MLR LLC	Hawaii
MLR Golf Partners LLC*	Hawaii
A&B Ninigret LLC	Hawaii
A&B P&L LLC	Hawaii
A&B Riverside LLC	Hawaii
A&B Santa Barbara LLC	Hawaii
Santa Barbara Land and Ranching Company, LLC*	Delaware
A&B Visalia 1 LLC	Hawaii
ABHI Visalia 1 LLC	California
A&B Visalia 3 LLC	Delaware
ABHI Visalia 3 LLC	California
A&B Waiawa LLC	Hawaii
Waiawa Ridge Development LLC*	Hawaii
A&B Waikiki LLC	Hawaii
A&B Wailea LLC	Hawaii
Wailea MF-7 LLC	Hawaii
Wailea MF-8 LLC	Hawaii
Kai Malu Wailea LLC*	Hawaii
A&B Waipio 100 LLC	Hawaii
A&B Waipio Shopping Center LLC	Hawaii
A&B Westridge LLC*	California
AB Hawaii Royal MacArthur LLC	Hawaii
AB Properties Concorde LLC	Hawaii
ABI Concorde LLC	Hawaii
ABP Deer Valley LLC	Delaware
ABP Gateway LLC	Hawaii
ABP Komohana LLC	Hawaii
ABP Savannah-A LLC	Hawaii
ABP Savannah-B LLC	Hawaii

Name of Subsidiary	State or Other Jurisdiction Under Which Organized
Avenue Penn LLC	Hawaii
Blacksand Hawaii Investment LLC	Hawaii
Bridgeport Marketplace, LLC*	California
Brydeswood Water Company	Hawaii
Centre Pointe Marketplace, LLC*	California
Crossroads Plaza Development Partners, LLC*	California
Hokua Development Group LLC*	Hawaii
Kahului Town Center LLC	Hawaii
Kai Lani Company, LLC*	Hawaii
Kamuela Associates LLC*	Hawaii
KDC, LLC	Hawaii
Kukui'ula Development Company (Hawaii), LLC*	Hawaii
Koloa Housing I LLC*	Hawaii
Kukui'ula Village LLC*	Delaware
Kewalo Development LLC	Hawaii
KKV Management LLC	Hawaii
Kona Development Group LLC*	Hawaii
Mahina Ka Milo LLC	Hawaii
McBryde Concorde LLC	Hawaii
Palmdale Trade & Commerce Center, LLC*	California
Panama and Gosford Retail, LLC*	California
Port Allen Residential LLC	Hawaii
Rye Canyon Office Partners, LLC*	California
Square One Lahaina LLC	Hawaii
Wailea Estates LLC	Hawaii
Wailea Water Services LLC	Hawaii
Waimanu Development LLC	Hawaii
WDCI Deer Valley LLC	Delaware
WDCI Heritage LLC	Hawaii
WDCI Komohana LLC	Hawaii
Agri-Quest Development Company, Inc.	Hawaii
Alexander & Baldwin Foundation (a Hawaii nonprofit corporation)	Hawaii
East Maui Irrigation Company, Limited	Hawaii
Hawaiian DuraGreen, Inc.	Hawaii
Kahului Trucking & Storage, Inc.	Hawaii
Kauai Commercial Company, Incorporated	Hawaii
Kukui'ula Development Company, Inc.	Hawaii
South Shore Resources LLC	Hawaii
McBryde Sugar Company, LLC	Hawaii
Subsidiary:
McBryde Resources, Inc.	Hawaii
Ohanui Corporation	Hawaii
OTHER RELATED ENTITIES
Hawaiian Sugar & Transportation Cooperative (a Hawaii agricultural cooperative association)	Hawaii
INACTIVE SUBSIDIARIES
A&B Inc.	Hawaii

*
Partial ownership.

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  Exhibit 21.1
A & B II, INC.